EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-22819 pertaining to the Biopool International, Inc. 1993 Stock Incentive Plan of our report dated March 1, 2001, with respect to the consolidated financial statements of Biopool International, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           Ernst & Young LLP




Denver, Colorado
March 29, 2001


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